                    SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  July 19, 2000            Commission file number 1-5805



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                              13-2624428
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                        Identification No.)


     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (212) 270-6000

Item 5. Other Events
--------------------

     On July 19, 2000, The Chase Manhattan Corporation ("Chase") announced diluted operating earnings per share of $0.95 for the second quarter of 2000, down eight percent from $1.03 per share for the same 1999 period. For the first six months of 2000, diluted operating earnings per share rose five percent to $2.01 from $1.91 in the first six months of 1999. Operating earnings in the 2000 second quarter were $1.22 billion, compared to $1.35 billion in the same 1999 quarter. For the first six months of 2000, operating earnings rose to $2.58 billion.

     Reported net income per share, which includes nonrecurring items, was $0.85 and $1.92 for the second quarter and first half of 2000, respectively, compared with $1.06 and $1.95 in the 1999 second quarter and first half, respectively. Reported net income in the 2000 second quarter was $1.09 billion compared with $1.39 billion in the 1999 second quarter; net income for the first half of 2000 was $2.45 billion and $2.57 billion in the same period of 1999.

     A copy of Chase's press release is attached as an exhibit hereto.That press release may contain statements that are forward looking within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties and Chase's actual results may differ materially from those set forth in the forward-looking statements. Those uncertainties may include, among others, the risk of adverse impacts from an economic downturn; increased competition; unfavorable political or other developments in foreign markets, governmental or regulatory policies; market volatility in securities markets, interest or foreign exchange rates; other factors impacting Chase's operational plans or the adequacy of Chase's allowance for credit losses; the fact that the anticipated cost-savings and revenue synergies from the Flemings transaction may not be fully realized or may take longer to realize than expected; or that there may be changes in general economic, financial, monetary or other business indicators that adversely affect the businesses and markets in which Chase operates. For a more detailed discussion of those uncertainties, reference is made to Chase's reports filed with the Securities and Exchange Commission, in particular Chase's Annual Report on Form 10-K for the year ended December 31, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibit is filed with this report:


Exhibit Number                                   Description

   99.1                          Press Release - 2000 Second Quarter Earnings.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                   THE CHASE MANHATTAN CORPORATION
                                             (Registrant)




Dated July 19, 2000                by /S/ DINA DUBLON
--------------------               ----------------------------------
                                           Dina Dublon
                                      Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number                    Description       Page at Which Located

     99.1               Press Release - 2000 Second
                        Quarter Earnings                           6